UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 3, 2007

iMergent, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-32277	87-0591719
(Commission File Number)	(IRS Employer Identification No.)

754 East Technology Avenue
Orem, Utah	84097
(Address of Principal Executive Offices)	(Zip Code)

(801) 227-0004
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 3, 2007, iMergent, Inc. (the Company), entered into an Employment Agreement with its President and Chief Operating Officer, Mr. Brandon Lewis. The agreement has an effective date of April 1, 2007 and a termination date of March 31, 2009. Prior to this agreement, Mr. Lewis did not have an employment agreement with the Company.

Mr. Lewis will receive a one-time payment of $375,000 in exchange for his agreement to enter into non-compete and non-solicitation clauses in the agreement.  In exchange for this payment, Mr. Lewis has agreed to a number of restrictions which include but are not limited to (i) during his employment and for a period of one year after leaving his employment he will not engage in activities or businesses that are substantially in competition with the Company which include but are not limited to being employed or associated with any company which sells its product through seminars; and (ii) during his employment and for a period of two years after leaving his employment he will not, solicit, recruit or hire any employees of the Company or any of their affiliates or persons who have worked or consulted and or acted as an agent or independent contractor for the Company.

Mr. Lewis will be paid a base annual salary of $400,000.  Mr. Lewis may earn a bonus of up to $100,000 per quarter upon meeting targets established by the Compensation Committee of the Board of Directors.  Mr. Lewis may receive additional monthly bonuses equal to 1% of profits from sales which are not generated at either a preview or workshop presentation and 3% of profits earned by the Company from revenue of new business which the Company may from time to time sell which is originally licensed or otherwise provided from third parties. The monthly bonuses are capped at $200,000 in any fiscal quarter of the Company.

The agreement may be terminated by the Company with or without cause.  If the Company terminates the agreement without cause, the Company shall pay Mr. Lewis an amount equal to his base salary plus quarterly bonuses (but not monthly bonuses) for the prior 12 months.

The agreement provides that Mr. Lewis shall be granted options under the Company’s stock option plan on at least an annual basis, subject to Board approval, which approval shall not be unreasonably withheld.  The agreement is subject to other restrictions, confidentiality and non-use of information on the part of Mr. Lewis.  The agreement is attached hereto as Exhibit 10.1 and incorporated herein.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.1         Employment Agreement, effective April 1, 2007, between iMergent, Inc. and Brandon Lewis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMERGENT, INC.

/s/ Robert M. Lewis
By: Robert M. Lewis, Chief Financial Officer
Date: July 5, 2007